                                                                    Exhibit 2(b)

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of October 2, 2000 (this "Agreement"), is made by and between AON CORPORATION, a Delaware corporation
----------
(the "Company"), and ELLEN A. HENNEESSY (the "Representative") for the benefit
      -------                                 --------------
of the persons listed on Schedule I (collectively, the "Stockholders" and
                         ----------                     ------------
individually a "Stockholder").
                -----------

                              W I T N E S S E T H:

     WHEREAS, the Company has acquired 100% of the issued and outstanding capital stock of ASA Acquisition Corp., Inc., a New Jersey corporation ("ASA
                                                                         ---
Acquisition") effected through the merger (the "Merger") of a wholly-owned
-----------                                     ------
subsidiary of the Company ("Merger Subsidiary") with and into ASA Acquisition,
                            -----------------
with ASA Acquisition being the surviving corporation in the Merger, pursuant to the terms and conditions set forth in an Agreement and Plan of Merger dated as of August 22, 2000 (the "Merger Agreement") by and among the Company, Merger
                         ----------------
Subsidiary and ASA Acquisition;

     WHEREAS, pursuant to the terms and subject to the conditions set forth in the Merger Agreement, each share of common stock of ASA Acquisition shall be converted into the right to receive shares of common stock, $1.00 par value per share, of Parent (the "Common Stock") in accordance with Section 4.1 of the
                       ------------
Merger Agreement (the "Merger Shares");
                       -------------

     WHEREAS, pursuant to the Merger Agreement and in connection with the Merger, the Company has agreed to undertake to register the Merger Shares and the Contingent Merger Shares (as defined below) under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), in accordance with, and subject to, the terms hereof; and
---------------

     WHEREAS, the Representative has been appointed by each Stockholder to act as its representative with respect to certain matters relating to this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders hereby agree as follows:

     1.  Definitions.  As used in this Agreement, the following terms have the
         -----------
following meanings:

          (a) "Closing Date" means the date the Merger and the other
               ------------
transactions contemplated by the Merger Agreement are consummated in accordance with the terms thereof.

          (b) "Commission" means the United States Securities and Exchange
               ----------
Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

          (c) "Contingent Merger Shares" means the additional shares of Common
               ------------------------
Stock issuable by the Company pursuant to Section 4.5 of the Merger Agreement.

          (d) The term "Holder" means, initially a Stockholder, and thereafter,
                        ------
any person who at a given time is the holder of record of any Registrable Securities so long as such person holds such Registrable Securities as a result of transfers or assignments in compliance with Section 9 hereof.
                                               ---------

          (e) "Initial Registration Statement" means the Registration Statement
               ------------------------------
referred to in Section 2(a) hereof.
               ------------

          (f) "Register," "Registered" and "Registration" refer to a
               --------    ----------       ------------
registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement by the Commission.

          (g) "Registrable Securities" means the (i) the Merger Shares, (ii) the
               ----------------------
Contingent Merger Shares, and (iii) any Common Stock of the Company issued in respect of the Merger Shares or the Contingent Merger Shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events); provided, however, that shares that are Registrable Shares shall cease
         --------  -------
to be Registrable Shares (A) upon a transfer by a Stockholder in a transaction in which its registration rights under this Agreement are not assigned pursuant to Section 9 of this Agreement, or (B) upon any sale of such shares pursuant to
   ---------
a Registration Statement or Rule 144 under the Securities Act.

          (h) "Registration Statement" means a registration statement of the
               ----------------------
Company under the Securities Act (except a form exclusively for the sale or distribution of securities in connection with an employee stock option or other compensatory plan or for use exclusively in connection with a business combination), the prospectus contained therein and all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

     2.  Mandatory Registration.
         ----------------------

          (a) The Company shall prepare and, as soon as practicable but in no event later than thirty (30) days after the Closing Date, file with the Commission an Initial Registration Statement on Form S-3, covering the resale of all of the Registrable Securities pursuant to an offering to be made on a continuous basis under Rule 415 of the Securities Act. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration. The Initial Registration Statement prepared pursuant hereto shall register the resale of the Merger Shares and the Contingent Merger Shares issued in connection with the Merger.

          (b) To the extent following the Merger the Company issues any Contingent Merger Shares pursuant to Section 4.5 of the Merger Agreement and such Contingent Merger Shares are not able to be registered on the Initial Registration Statement, the Company shall, within ten (10) days after the date such Contingent Merger Shares are so issued file with the Commission an additional Registration Statement on Form S-3, or such other appropriate form, to register such Contingent Merger Shares.

          (c) The Company shall at all times use its best efforts to file each required Registration Statement or amendment to a Registration Statement as soon as possible after the date the Company becomes obligated to file such Registration Statement or amendment, as the case may be, and to cause each such Registration Statement or amendment to become effective as soon as possible thereafter. No securities of the Company other than the Registrable Securities shall be included in the Initial Registration Statement (or any related Registration Statement).

          (d) The Company shall use its best efforts to keep the Registration Statement (and each other related Registration Statement) effective at all times until such date as is the earliest of (i) the date on which all of the Registrable Securities have been sold, and (ii) the date which is two years following the later of (A) the date on which the Registration Statement was declared effective and (B) the date of issuance of the Contingent Merger Shares (the "Registration Period").
      -------------------

          (e) The Company represents and warrants that it meets all of the registrant requirements for the use of Form S-3, and the Company agrees and covenants that it shall file all reports required to be filed by the Company with the Commission in a timely manner, and shall take such other actions as may be necessary to maintain such eligibility for the use of Form S-3 at all times during the Registration Period.

     3.  Obligations of the Company.  In connection with the registration of the
         --------------------------
Registrable Securities, the Company shall do each of the following:

          (a) Prepare and file with the Commission the Registration Statements required by Section 2 of this Agreement and such amendments (including post-
            ---------
effective amendments) and supplements to the Registration Statement and the prospectuses used in connection with the Registration Statement, each in such form as to which the Holders and their counsel identified to the Company (the "Holders' Counsel") shall not have reasonably objected, as may be necessary to
-----------------
keep the Registration Statements effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Registration Statement;

          (b) Furnish to the Holders and the Holders' Counsel, promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, a copy of each Registration Statement, each preliminary prospectus, each final prospectus and all amendments and supplements thereto, and such other documents as the Holders (acting through Holders' Counsel) may reasonably request in order to facilitate the disposition of their Registrable Securities;

          (c) Furnish to the Holders' Counsel copies of any correspondence between the Company and the Commission with respect to any Registration Statement or amendment or supplement thereto filed pursuant to this Agreement;

          (d) Use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holders (acting through Holders' Counsel) may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions, provided, that in connection
                                           --------
therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction;

          (e) Use its best efforts to list the Registrable Securities on the New York Stock Exchange or such other stock exchange as the Company's securities are then listed, and file any filings required by the New York Stock Exchange or such other stock exchange necessary to so list the Registrable Securities and to maintain the listing of the Company's securities thereon;

          (f) As promptly as practicable after becoming aware of such event, notify each Holder who holds Registrable Securities being sold of the occurrence of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to use its best efforts to promptly prepare a supplement or amendment to each Registration Statement or other appropriate filing with the Commission to correct such untrue statement of omission, and to deliver a number of copies of such supplement or amendment to the Holders as the Holders (acting through Holders' Counsel) may reasonably request;

          (g) As promptly as practicable after becoming aware of such event described in Section 3(f) above, notify each Holder who holds Registrable
             ------------
Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time, and to use its best efforts to promptly obtain the withdrawal of such stop order or other suspension of effectiveness; and

          (h) Within [three (3)] business days after a Registration Statement which includes Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Holder's Counsel) an appropriate instruction and opinion of such counsel which will allow the Registrable Securities to be sold without restriction or delay.

     4.  Obligations of the Holders.  In connection with the registration of the
         --------------------------
Registrable Securities, each Holders shall have the following obligations:

          (a) At the written request of the Company not later than fifteen (15) business days prior to the anticipated filing date, furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of the Registrable Securities held by such Holder, as shall be reasonably required to effect the Registration of such Registrable Securities, and the Holders shall execute such documents in connection with such registration as the Company may reasonably request. The Company shall notify the Holders' Counsel of the information the Company requires from each Holder to be included in the Registration Statement. If the Company has given proper notice under the first sentence of this Section 4(a) and within two (2) business days of the anticipated filing date of the Registration Statement the Company has not received the requested information from a Holder (a "Non-Responsive Holder"), then the Company may file the
                  ---------------------
Registration Statement without including the Registrable Securities of such Non-Responsive Holder.

          (b) Each Holder, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder; and

          (c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or
                                                               ------------
3(g) above, it will immediately discontinue disposition of its Registrable
----
Securities pursuant to the Registration Statement covering such Registrable Securities until such copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) shall be furnished to the Holders.
                ------------    ----

     5.  Expenses of Registration.  The Company will pay all Registration
         ------------------------
Expenses (as defined below) of all registrations under this Agreement. For purposes of this Section, the term "Registration Expenses" shall mean all
                                    ---------------------
expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company and the reasonable fees and expenses of one (1) counsel selected by the selling Holders to represent the selling Holders, state Blue Sky fees and expenses, the expense of any special or annual audits incident to or required by any such registration and any internal expenses of the Company, but excluding the fees and expenses of selling Holders' own counsel (other than the counsel selected to represent all selling Holders).

     6.  Indemnification. In the event of any registration of any of the
         ---------------
Registrable Shares under the Securities Act pursuant to this Agreement:

          (a) (i) The Company will indemnify and hold harmless (A) each Holder, and (B) each officer, director, shareholder, member, employee, successor and assignee of any Holder and each person, if any, who controls (collectively, the "Affiliates") any Holder within the meaning of the Securities Act or the
     ----------
Exchange Act of 1934, as amended (the "Exchange Act"), (each, an "Indemnified
                                       ------------               -----------
Person"), against any losses, claims, damages, amount paid in settlement or
------
compromise with the prior written consent of the

Company (such consent not to be unreasonably withheld, delayed or conditioned), liabilities, judgements, fines, fees, interest, penalties or expenses (including reasonable fees and expenses of attorneys) (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the
                ------
Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission to state therein any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state or foreign securities law or any rule or regulation under the Securities Act, the Exchange Act or any state or foreign securities law. The Company shall, subject to the provisions of Section
                                                                        -------
6(b) below, reimburse each Holder (and each Holder's Affiliates), promptly as
----
such expenses are reasonably incurred and are due and payable, for any legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise, including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Holder or the Holder's Affiliates is a party), incurred by it in connection with the investigation or defense of any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a) shall not (i) apply to any Claim arising out of or based upon a modification which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Company pursuant to Section 3(b) hereof and such person failed to deliver the final
            ------------
prospectus to the person asserting such Claim; (iii) be available to the extent that such Claim is based upon a failure of the Holder to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; or
                                                     ------------
(iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company will reimburse any such Holder for any legal or any other expenses reasonably incurred by such Holder in connection with investigating or defending any such loss, claim, damage, liability or action if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9.
                           ---------

     (ii) Each Holder, severally and not jointly, will indemnify the Company and its Affiliates against any Claims arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact in reliance and in conformity with information supplied in writing by or on behalf of such Holder expressly for use in any Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, or (b) any untrue statement or alleged untrue statement of a material fact in reliance and in conformity with information supplied in writing by or on behalf of such Holder expressly for use in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission to state therein any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Holder shall be liable under this
            --------  -------
Section6(b) for only that amount of losses, claims, damages and liabilities as
-----------
does not exceed the proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such registration. Each such Holder will reimburse the Company for any legal or any other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such seller, specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 9.
                                                         ---------

          (b) Promptly after receipt by an Indemnified Person under this Section
                                                                         -------
6 of notice of the commencement of any action (including any governmental
-
action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the
                                               ---------
indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person, provided, however, that an Indemnified Person shall have the right to retain its
--------  -------
own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Holder (other than local counsel), and such legal counsel shall be selected by the Holder. The failure to deliver written notice to an indemnifying party within a reasonable time after the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this
Section 6, except to the extent that the indemnifying party is materially
---------
prejudiced in its ability to such action. The indemnification required by this
Section 6 shall be made by periodic payments of the amount thereof during the
---------
course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          (c) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of an unconditional and irrevocable release from all liability in respect of such claim or litigation.

          7.  Contribution. In order to provide for just and equitable
              ------------
contribution in circumstances in which the indemnification provided for in
Section 6 is due in accordance with its terms but for any reason is held to be
---------
unavailable to an Indemnified Person in respect to any losses, claims, damages and liabilities referred to herein, then the indemnifying party shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities to which such party may be subject in proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Indemnifying Party or the Indemnified Person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation
                              ---------
or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this
Section 7, (a) in no case shall any one Holder be liable or responsible for any
---------
amount in excess of the net proceeds received by such Holder from the offering of Registrable Shares and (b) the Company shall be liable and responsible for any amount in excess of such proceeds; provided, however, that no person guilty
                                       --------  -------
of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution for any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party or parties under Section 6, notify such party or
                                               ---------
parties from whom such contribution may be sought, but the omission so to notify such party or parties from contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

     8.  Reports Under Exchange Act.  With a view to making available to the
         --------------------------
Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the
                                                               --------
Company agrees to:

          (i) make and keep public information available, as those terms are understood and defined in Rule 144;

          (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (iii) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or periodic report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit such Holder to sell such securities pursuant to Rule 144 without registration.

     9.  Assignment of the Registration Rights.  The rights to have the Company
         -------------------------------------
register Registrable Securities pursuant to this Agreement shall be automatically assigned by a Holder to any transferee of all or any portion of the Merger Shares or the Contingent Merger Shares held by such Holder if: (a) the Company is furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned; and (b) the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

     10.  Amendment of Registration Rights.  Any provision of this Agreement may
          --------------------------------
be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least fifty percent (50%) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon all Holders and the Company.
          ----------

     11.  Stockholders' Representative.   The Representative shall have
          ----------------------------
exclusive power and authority to execute and deliver this Agreement on behalf of the Holders and each of the Holders has authorized the Representative to execute and deliver this Agreement on its behalf and agrees to be bound by the terms hereof in the same manner as if such Holder was an original party hereto. The Representative shall have such authority and power as shall be necessary to accept and deliver on behalf of the Holders all notices, requests, demands, claims and other communications hereunder and in connection with the registration rights granted pursuant hereto, including, without limitation, with respect to Claims for indemnification and contribution pursuant to Sections 6
                                                                   ----------
and 7 hereof.  The Representative shall be entitled to the benefit of the
    -
provisions set forth in Section 11.11 of the Merger Agreement.

     12.  Miscellaneous.
          -------------

          (a) All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Company:  Aon Consulting
                         123 North Wacker Drive
                         Chicago, Illinois  60606
                         Attention:  Donald Ingram, Chairman
                         Telecopy:  (312) 701-4960

                         With copy to:

                         Aon Corporation
                         123 North Wacker Drive
                         Chicago, Illinois  60606
                         Attn: Richard Barry
                         Telecopy:  (312) 701-2166

     If to the Holders:  To the Representative:

                         c/o Actuarial Sciences Associates, Inc.
                         270 Davidson Avenue
                         Somerset, New Jersey  08873
                         Attention: Ellen A. Hennessy
                         Telecopy: (732) 356-0425

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth

          (b) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (c) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

          (d) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (e) If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such validity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. Subject to the provisions of Section 10 hereof, this Agreement may be amended only by an
              ----------
instrument in writing signed by the party to be charged with enforcement.

          (f) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (g) Subject to the requirements of Section 9 hereof, this Agreement
                                             ---------
shall inure for the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (h) This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the undersigned.

                              AON CORPORATION

                                  /s/ Patrick G. Ryan
                              By: __________________________________
                                  Name:  Patrick G. Ryan
                                  Title: President & Chief Executive Officer

                              REPRESENTATIVE

                              /s/ Ellen A. Hennessy
                              ______________________________________